As filed with the Securities and Exchange Commission on June 27, 2007
Registration No. 333 - 63042

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Florida	25-1255406
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

One F.N.B. Boulevard	16148
Hermitage, Pennsylvania	(Zip code)
(Address of Principal Executive Offices)
2001 Incentive Compensation Plan
(Full title of the plan)
Stephen J. Gurgovits
President and Chief Executive Officer
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, PA 16148
(Name and address of agent for service)
(724) 981-6000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF CERTAIN SECURITIES
     Pursuant to the Registration Statement on Form S-8 (File No. 333-63042) (the “Original Form S-8”), filed with the Securities and Exchange Commission on June 14, 2001, F.N.B. Corporation (the “Registrant”) initially registered 3,000,000 shares of its common stock, par value $0.01 per share, to be offered or sold by the Registrant pursuant to the Registrant’s 2001 Incentive Compensation Plan (the “2001 Plan”).
     On May 14, 2007, the shareholders of the Registrant approved the F.N.B. Corporation 2007 Incentive Compensation Plan (the “2007 Plan”). Upon approval of the 2007 Plan, no further awards will be made under the 2001 Plan. Pursuant to the terms of the 2007 Plan, any shares that remain unissued and are not allocated to an outstanding award under the 2001 Plan and any shares subject to an outstanding award under the 2001 Plan that are cancelled or forfeited after May 14, 2007, may be carried forward to the 2007 Plan.
     A total of 3,171,003 shares of common stock are available for grant under the 2007 Plan. These shares are comprised of 600,000 shares of common stock specifically reserved for issuance under the 2007 Plan plus 2,571,003 shares carried forward from the 2001 Plan. The Registrant has registered the total number of shares available for grant under the 2007 Plan pursuant to a new Registration Statement on Form S-8, which was filed with the Securities and Exchange Commission on June 26, 2007.
     The Registrant is filing this Post-Effective Amendment No. 1 to the Original Form S-8 in order to deregister 2,571,003 shares previously registered under the Original Form S-8, but not issued or otherwise allocated to outstanding awards under the 2001 Plan. The Original S-8 otherwise continues in effect as to the balance of the shares of common stock available for issuance pursuant to awards previously granted under the 2001 Plan.

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SIGNATURES

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on June 25, 2007.

F.N.B. Corporation
By:	/s/ Stephen J. Gurgovits
Stephen J. Gurgovits
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Director; President and Chief Executive Officer (Principal Executive Officer)	June 25, 2006

/s/ Brian F. Lilly	Chief Financial Officer	June 25, 2006
Brian F. Lilly	(Principal Financial Officer)

/s/ Vincent J. Calabrese	Controller	June 25, 2006
Vincent J. Calabrese	(Principal Accounting Officer)

/s/ Peter Mortensen	Director	June 25, 2006
Peter Mortensen

/s/ William B. Campbell William B. Campbell	Director	June 25, 2006

/s/ Henry M. Ekker Henry M. Ekker	Director	June 25, 2006

/s/ Robert B. Goldstein	Director	June 25, 2006
Robert B. Goldstein

Dawne S. Hickton	Director	June __, 2006

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Signature	Title	Date

/s/ David J. Malone David J. Malone	Director	June 25, 2006

/s/ Harry F. Radcliffe Harry F. Radcliffe	Director	June 25, 2006

/s/ Arthur J. Rooney, II	Director	June 25, 2006
Arthur J. Rooney, II

/s/ John W. Rose	Director	June 25, 2006
John W. Rose

/s/ William J. Strimbu	Director	June 25, 2006
William J. Strimbu

/s/ Earl K. Wahl, Jr.	Director	June 25, 2006
Earl K. Wahl, Jr.

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